AGREEMENT FOR JEWELLERY ASSEMBLING
                                  (TRANSLATION)


Party A:       China Jewellery Import & Export Co.

Party B:       Hang Fung Jewellery Co., Ltd.


Since 1992, both parties had successful cooperation in assembling of gold, silver and karat-gold jewelry. Through friendly consultation, both parties have renewed their original agreement and have worked out the following agreement.

1.   Responsibilities of Both Parties

     1.1  Party A

          Provide factory premises, water & electricity supply, labor and other supporting facilities, transportation and declaration for import & export of equipment, machinery, materials and products; assist Party B in applying for required legal documents.

     1.2  Party B

          Provide the equipment, tools, and materials to the assembling and processing plant, Yi Lan Jewellery Factory, in Beijing for jewellery assembling. The total value of the equipment and material contributed shall be HK$25,000,000. Party B shall have the ownership right of all the equipment and material it provided and has the right to re-allocate, use or withdraw these equipment and material.

     1.3 Party B shall send its technical staff to Yi Lan Jewellery Factory to give advice in aspects of technology, production and management.

2.   Scope of Operations

     2.1  Assembling of imported materials which are provided by Party B.

     2.2 Provided it does not interfere the normal operations of Yi Lan Jewellery Factory, Party A may be subcontracted by other local customers to assemble jewellery using domestic materials.

3.   Assembling of Imported Material for Re-export

     3.1 Party B shall have the ownership right for the material it provided for assembling. Party B shall also have the ownership right for the assembled semi-product and final products.

     3.2  Assembling fees

          Party B shall pay to Party A assembling fees based on the following schedule:


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          Fine gold jewellery                 HK$1.00/gram
          Karat-gold jewellery                HK$3.00/gram
          Silver jewellery (gem assembling)   HK$0.60/gram

     3.3  Incoming material and delivery date

          -    Party  B  will  provide  sufficient   material  to  Party  A  for
               assembling based on the quantity specified in this agreement.

          - Party A guarantees to deliver the assembled goods according to the terms of each individual order.

     3.4  Payment of assembling fees

          (1)  Format of payment - Telegraphic transfer

          (2)  Time of payment - Within one month from the date of statement

     3.5  Assembling With Imported Material

          Party A may appoint Yi Lan Jewellery Factory to assemble the gold and silver it imports. If the final products are exported through Party B, jewelry made with 10% of the imported material may be sold in the domestic market.

4.   Assembling of Domestic Material

     4.1 Party B agreed that Party A may perform assembling work with domestic material for other local customers provided that it does not interfere the normal operations of Yi Lan Jewellery Factory.

     4.2 (1) Party B agrees that Party A may perform assembling work of gold, silver and karat-gold jewelry for other customers in China.

          (2) Party B shall assist Party A in business negotiation with customers. Party B may negotiate with customers in the name of Party A regarding product price, quantity and style and other issues.

          (3) Party A shall be responsible for the civil liabilities, if any, regarding the above-mentioned business. If any loss or damages incurred due to Party B's fault, Party B shall compensate Party A for all the losses.

     4.3 Regarding the jewelry assembled as subcontracted by other customers, Party A may also be act as their agent to sell the products in domestic market.

     4.4  Payment of Fees

          (1) For the assembling work subcontracted to Party A by other local customers, Party A agrees to pay fees to Party B as the fees for using Party B's equipment and technology. The actual fees standard shall be determined by both parties later.

          (2) For the assembling work secured by Party B on behalf of Party A, the assembling fees to be charged shall be determined by both parties depending on the terms of each particular order.


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5.   Guaranteed Assembling Income

     5.1 Party B guarantees that it shall provide sufficient material for Party A to assemble so that Party A can get at least HK$2 million of assembling fees in 1992 and at least HK$4 million in the following year. From the third year onwards, the total assembling fees Party A would earn shall increase by 10% every year.

6.   Warranties by Party A

     6.1 For the purpose of the assembling work stipulated in this agreement, Party A hereby warrants that:-

          (1) Party A is a legal entity incorporated in the People's Republic of China according to relevant laws.

          (2) Party A has the right to conduct import and export business of gold and silver jewelry in China and has the right to carry out assembling work for gold and silver jewelry with imported material.

7.   Tenure

     7.1 This agreement shall have a tenure of 10 years. Upon expiry of the tenure, unless one party proposes in writing to discharge this agreement, this agreement shall continue to be valid and binding upon both parties.

     7.2  Termination of tenure before expiry

          Should either one party ceased its business or declared bankruptcy, or due to force majeure, this agreement shall be terminated.

8.   Governing Laws

     The interpretation and execution of this agreement shall be governed by the laws of the People's Republic of China.

9.   Settlement of Disputes

     Any disputes arising between Party A and Party B shall be settled through friendly consultation between the two parties. In case no settlement can be reached through consultation, either party shall have the right to submit the dispute to the China Council For Promotion of International Trade for arbitration. Arbitration shall be carried out in Beijing. The arbitrage award shall be final and binding upon both parties.

10. This Agreement is written in Chinese and have two copies. Both copies shall be equally binding.

11. This Agreement shall come into force after signing by both parties. Should any registration or approval process be required, Party A shall be responsible for handling these matters.

Signed by Party A and Party B                                November 18, 1994


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